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Exhibit 99.1

FOR IMMEDIATE RELEASE	Investor Contact: Kathryn Huang Hadley Overstock.com, Inc. +1 (801) 947-3282 khuang@overstock.com	Media Contact: Scott Blevins Overstock.com, Inc. +1 (801) 947-3133 sblevins@overstock.com

Overstock.com, Inc. Announces
Proposed Common Stock Offering

        SALT LAKE CITY—Overstock.com, Inc. (NASDAQ: OSTK) today announced that it intends, subject to market and other conditions, to offer 1,000,000 shares of common stock in an underwritten public offering under its existing shelf registration statement. The underwriters will have an option to purchase up to an additional 150,000 shares to cover over-allotments, if any.

        Lehman Brothers Inc. is acting as the sole book-running manager, and Piper Jaffray & Co., Legg Mason Wood Walker, Incorporated and WR Hambrecht + Co, LLC. are acting as co-managers.

        Overstock.com expects to use the net proceeds from the offering for working capital requirements and general corporate purposes. In addition, a portion of the proceeds may be used to acquire complementary technologies or businesses. However, Overstock.com currently has no commitments or agreements and is not involved in any negotiations with respect to any such transactions.

        This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities. A preliminary prospectus supplement relating to these securities has been filed with the Securities and Exchange Commission but remains subject to completion. These securities may not be sold nor offers to buy be accepted prior to the time the prospectus supplement and related prospectus are delivered in final form.

        Copies of the prospectus supplement and the accompanying prospectus can be obtained from:

  Lehman Brothers Inc.
  c/o ADP Financial Services
  Prospectus Fulfillment
  1155 Long Island Avenue
  Edgewood, NY 11717
  (613) 254-7106

  Piper Jaffray & Co.
  U.S. Bancorp Center
  800 Nicollet Mall
  Suite 800
  Minneapolis, MN 55402
  (612) 303-6000

  Legg Mason Wood Walker, Incorporated
  100 Light Street
  Baltimore, MD 21202
  (877) 534-4627

  WR Hambrecht + Co, LLC.
  539 Bryant St.
  San Francisco, CA 94107
  (415) 551-8600

About Overstock.com

        Overstock.com Inc. is an online "closeout" retailer offering discount, brand-name merchandise for sale over the Internet, as well as an online auction site. The company offers its customers an opportunity to shop for bargains conveniently, while offering its suppliers an alternative inventory liquidation distribution channel.

Cautionary Statement Regarding Forward-Looking Statements

        This press release contains statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical facts, are "forward-looking statements" for purposes of these provisions. These forward-looking statements include Overstock.com's intention to raise proceeds through the offering and sale of common stock and Overstock.com's intended use of proceeds of the sale of common stock. The closing of the sale of the common stock will be subject to the satisfaction of customary closing conditions. There can be no assurance that Overstock.com will complete the sale of the common stock on the anticipated terms or at all. Overstock.com's ability to complete the sale of the common stock will depend, among other things, on the conditions of the public equity markets and demand for common stock of internet retailers in general and Overstock.com's common stock in particular. In addition, Overstock.com's ability to complete the sale of the common stock and Overstock.com's business are subject to the risks described in our Annual Report on Form 10-K for the year ended December 31, 2003, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004, our preliminary prospectus supplement filed with the SEC on November 15, 2004 and all of our subsequent filings with the Securities and Exchange Commission. Overstock.com's annual, quarterly and other filed reports are available over the Internet at the SEC's web site at http://www.sec.gov.

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  Exhibit 99.1
Overstock.com, Inc. Announces Proposed Common Stock Offering